UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2026

AMPLIFY ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35512	82-1326219
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

500 Dallas Street, Suite 1700
Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 219-9001

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b):

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock	AMPY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

The Audit Committee (the “Audit Committee”) of the Board of Directors of Amplify Energy Corp. (the “Company”), with the assistance of the Company’s management, recently completed a competitive process to select the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Fiscal 2026”). The Audit Committee invited multiple firms to participate in this process. At the conclusion of this process, on January 12, 2026, the Audit Committee approved the dismissal of Deloitte & Touche LLP (“Deloitte”), who is currently serving as the Company’s independent auditors, upon completion of their audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2025 and the effectiveness of internal control over financial reporting as of December 31, 2025, and the issuance of their reports thereon.

The audit reports of Deloitte on the Company’s consolidated financial statements as of and for the years ended December 31, 2024 and 2023 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim periods through January 12, 2026 there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304 (a)(1)(v) of Regulation S-K).

The Company delivered a copy of this Current Report on Form 8-K to Deloitte prior to filing with the U.S. Securities and Exchange Commission (“SEC”) and requested that Deloitte provide the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made in response to this Item and, if not, stating the respects in which it does not agree. Deloitte responded with a letter dated January 15, 2026, stating that Deloitte agrees with the statements set forth above, a copy of which is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Also on January 12, 2026, the Audit Committee approved the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for Fiscal 2026, which will be effective upon the dismissal of Deloitte and the completion of Grant Thornton’s client acceptance procedures.

During the years ended December 31, 2024 and 2023, and the subsequent interim periods through January 12, 2026, neither the Company nor anyone on its behalf consulted with Grant Thornton, regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
16.1	Letter from Deloitte to the U.S. Securities and Exchange Commission, dated January 15, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2026	AMPLIFY ENERGY CORP.

	By:	/s/ Daniel Furbee
Name: Daniel Furbee
Title: Chief Executive Officer